Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Third Quarter 2021 Results

Third Quarter 2021 Highlights

(All results compared to prior-year comparative period, unless otherwise noted)

•
Revenue of $173.8 million increased $71.8 million or 70% compared to revenue of $102.0 million
•
Total clinicians of 4,375 up 72%, a net increase of 400 clinicians in the third quarter
•
Net loss of $120.5 million compared to net loss of $3.3 million, primarily driven by stock and unit-based compensation
•
Adjusted EBITDA of $10.7 million compared to Adjusted EBITDA of $15.0 million
•
Expecting full year revenue toward the lower end of previously guided $668 million to $678 million range; Center Margin and Adjusted EBITDA expectations remain unchanged; anticipated incremental clinician holiday time off modestly impacting revenue projection; supporting employee self-care and well-being during this acutely stressful time as a result of COVID fatigue is aligned with the company’s mission

SCOTTSDALE, Ariz. – November 8, 2021 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental health care, today announced financial results for the quarter ended September 30, 2021.

"Our strong third quarter results demonstrate continued execution of our long-term strategic vision that is transforming the way mental health care is delivered,” said Michael Lester, Chairman and CEO of LifeStance. “Despite the labor challenges faced by the healthcare industry and others, our ability to attract high quality clinical talent—the heart of our organization—is a testament to our mission and commitment to a positive societal impact. We continue to prioritize the mental health of our patients, clinicians and team members."

Financial Highlights
	Successor
	Three Months Ended September 30
	2021	2020	Change
(in thousands)
Total revenue	$173.8	$102.0	70.5%
(Loss) income from operations	(124.7)	2.7	(4,732.8%)
Center Margin	52.1	33.1	57.1%
Net loss	(120.5)	(3.3)	3,556.7%
Adjusted EBITDA	10.7	15.0	(28.6%)
As % of Total Revenue:
(Loss) income from operations	(71.7%)	2.6%
Center Margin	29.9%	32.5%
Net loss	(69.3%)	(3.2%)
Adjusted EBITDA	6.2%	14.7%

(All results compared to prior-year period, unless otherwise noted)

•
Total revenue grew 70% to $173.8 million. Strong revenue growth was supported by a 72% increase in net clinicians, driven by hiring and acquisitions.
•
Loss from operations was $124.7 million, primarily driven by stock and unit-based compensation of $120.7 million. Net loss was $120.5 million.

•
Center Margin grew 57% to $52.1 million, or 29.9% of total revenue. Center Margin as a percentage of revenue declined as expected as new clinicians ramp to maturity.
•
Adjusted EBITDA declined 29% to $10.7 million, or 6.2% of total revenue. Adjusted EBITDA as a percentage of revenue declined due to the expected decrease in Center Margin as well as planned investments in growth initiatives and public company infrastructure.

Strategy and Key Developments

During the third quarter, LifeStance took several actions in support of its three-pronged strategy to expand into new markets, build market density and offer a tech-enabled platform to patients and clinicians, including:

•
Drove 72% year-over-year growth to 4,375 clinicians with the addition of 400 net clinicians in the quarter, demonstrating that the company’s value proposition is resonating, despite challenging dynamics in the U.S. labor market
•
Clinician retention stabilized to approximately 80% annualized in the third quarter, as expected; enhanced clinician engagement and continued support for workplace and work-life flexibility resulting in improved clinician satisfaction survey results
•
Opened 29 de novo centers and achieved milestone of opening 200th de novo location, bringing total centers to approximately 500, further strengthening the company’s first-mover advantage
•
Introduced brand-new spatial design for all new de novo locations, reimagining the mental health care experience for both patients and providers; first centers to feature the new design are now open in Chicago, Illinois
•
Completed six acquisitions, bringing the total since inception to 70, as the company continues to build market density and expand its virtual and in-person presence in 31 states
•
Appointed a new independent director, Seema Verma, to the company’s Board of Directors; Verma is a leading national health policy expert with over two decades of experience in the healthcare industry, having most recently served as administrator for the Centers for Medicare & Medicaid Services (CMS), where she led efforts to transform the U.S. healthcare system by lowering costs, improving quality, and increasing access

Balance Sheet, Cash Flow and Capital Allocation

For the nine months ended September 30, 2021, cash flow used in operations was $21.2 million, which includes $22.7 million for IPO-related payments and $19.4 million in interest payments on long-term debt.

The company ended the third quarter with cash of $212.1 million, net long-term debt of $157.4 million and full availability of its $20.0 million revolving credit facility.

Full Year 2021 Guidance

LifeStance is reiterating its full year 2021 guidance ranges for revenue, Center Margin and Adjusted EBITDA.

The company expects full year revenue toward the lower end of the previously guided $668 million to $678 million range, primarily due to the expectation that clinicians will take additional time off at the holidays due to fatigue from COVID. The company supports clinician flexibility and well-being, including incremental time off as needed, in an industry environment in which many clinicians are experiencing burnout.

For the full year, the company continues to expect Center Margin in the range of $198 million to $208 million and Adjusted EBITDA in the range of $47 million to $53 million.

“As we look forward, we have a strong foundation of dedicated clinicians and unmatched capabilities and reach which have allowed us to bring our strategy to life at an unprecedented time,” said Lester. “I am extremely proud of the efforts of our purpose-led organization to help people lead healthier, more fulfilling lives by improving access to trusted, affordable and personalized mental healthcare.”

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, November 8, at 4:30 p.m. Eastern Time to discuss third quarter 2021 results. Investors who wish to participate in the call should dial 1-888-660-0230, domestically, or 1-409-217-8218, internationally, approximately 10 minutes before the call begins and provide conference ID number 4267376 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs 4,375 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 31 states and approximately 500 centers. To learn more, please visit www.LifeStance.com.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements about the company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” in the final prospectus, dated June 9, 2021, for the company’s initial public offering. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income (loss) from operations.

Center Margin and Adjusted EBITDA anticipated for full year 2021 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking full year 2021 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	Successor
	September 30, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$212,123	$18,829
Patient accounts receivable	70,059	43,706
Prepaid expenses and other current assets	46,144	13,745
Total current assets	328,326	76,280
NONCURRENT ASSETS
Property and equipment, net	115,049	59,349
Intangible assets, net	307,982	332,796
Goodwill	1,160,011	1,098,659
Deposits	3,388	2,647
Total noncurrent assets	1,586,430	1,493,451
Total assets	$1,914,756	$1,569,731
LIABILITIES, REDEEMABLE UNITS AND STOCKHOLDERS'/MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,074	$7,688
Accrued payroll expenses	57,603	38,024
Other accrued expenses	28,331	14,685
Current portion of contingent consideration	14,012	10,563
Other current liabilities	2,185	4,961
Total current liabilities	105,205	75,921
NONCURRENT LIABILITIES
Long-term debt, net	157,447	362,534
Other noncurrent liabilities	22,892	11,363
Contingent consideration, net of current portion	3,117	5,851
Deferred tax liability, net	81,226	81,226
Total noncurrent liabilities	264,682	460,974
Total liabilities	$369,887	$536,895
COMMITMENT AND CONTINGENCIES (see Note 16)
REDEEMABLE UNITS
Redeemable Class A units – 0 and 35,000 units authorized, issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	35,000
STOCKHOLDERS’/MEMBERS’ EQUITY
Common units A-1 – 0 and 959,563 units authorized, issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	959,563
Common units A-2 – 0 and 49,946 units authorized, issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	49,946
Common units B – 0 and 179,000 units authorized as of September 30, 2021 and December 31, 2020, respectively; 0 units issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Preferred stock – par value $0.01 per share; 25,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock – par value $0.01 per share; 800,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 374,149 and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3,742	—
Additional paid-in capital	1,790,169	1,452
Accumulated deficit	(249,042)	(13,125)
Total stockholders'/members’ equity	1,544,869	997,836
Total liabilities, redeemable units and stockholders’/members’ equity	$1,914,756	$1,569,731

CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)

(unaudited)

(In thousands, except for Net Loss per Share)

	Successor				Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	April 13 to September 30, 2020*	January 1 to May 14, 2020
TOTAL REVENUE	$173,835	$101,982	$477,516	$147,435	$111,661
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	121,783	68,847	330,258	100,122	78,777
General and administrative expenses	162,943	19,534	281,073	28,176	20,854
Depreciation and amortization	13,777	10,910	38,779	16,342	3,335
Total operating expenses	$298,503	$99,291	$650,110	$144,640	$102,966
(LOSS) INCOME FROM OPERATIONS	$(124,668)	$2,691	$(172,594)	$2,795	$8,695
OTHER INCOME (EXPENSE)
(Loss) gain on remeasurement of contingent consideration	(906)	89	(1,463)	38	322
Transaction costs	(126)	(683)	(3,656)	(864)	(33,247)
Interest expense	(3,503)	(6,421)	(35,309)	(11,983)	(3,020)
Other expense	—	(44)	(1,445)	(66)	(14)
Total other expense	$(4,535)	$(7,059)	$(41,873)	$(12,875)	$(35,959)
LOSS BEFORE INCOME TAXES	(129,203)	(4,368)	(214,467)	(10,080)	(27,264)
INCOME TAX BENEFIT	8,751	1,074	15,300	2,444	2,319
NET LOSS AND COMPREHENSIVE LOSS	$(120,452)	$(3,294)	$(199,167)	$(7,636)	$(24,945)
Accretion of Redeemable Class A units	—	—	(36,750)	—	—
Accretion of Series A-1 redeemable convertible preferred units (Note 12)	—	—	—	—	(272,582)
Cumulative dividend on Series A redeemable convertible preferred units (Note 12)	—	—	—	—	(662)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(120,452)	$(3,294)	$(235,917)	$(7,636)	$(298,189)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.35)	(0.01)	(0.73)	(0.03)
Weighted-average shares used to compute basic and diluted net loss per share	343,394	302,657	321,283	300,799

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Successor		Predecessor
	Nine Months Ended September 30, 2021	April 13 to September 30, 2020*	January 1 to May 14, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(199,167)	$(7,636)	$(24,945)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	38,779	16,342	3,335
Stock and unit-based compensation	150,809	865	—
Deferred income taxes	—	2,866	(2,345)
Loss on debt extinguishment	5,620	3,066	—
Amortization of debt issue costs	1,498	358	215
Loss (gain) on remeasurement of contingent consideration	1,463	(38)	(322)
Endowment of shares to LifeStance Health Foundation	9,000	—	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable	(20,711)	(4,939)	(5,122)
Prepaid expenses and other current assets	(32,888)	(6,468)	(4,526)
Accounts payable	(4,613)	1,056	(1,638)
Accrued payroll expenses	15,910	1,529	8,753
Other accrued expenses	13,085	(33,130)	40,031
Net cash (used in) provided by operating activities	(21,215)	(26,129)	13,436
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(55,815)	(14,653)	(12,804)
Acquisition of Predecessor, net of cash acquired	—	(646,694)	—
Acquisitions of businesses, net of cash acquired	(58,699)	(30,100)	(12,274)
Net cash used in investing activities	(114,514)	(691,447)	(25,078)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	548,905	—	—
Issuance of common units to new investors	1,000	21,000	—
Contributions from Members related to acquisition of Predecessor	—	633,585	—
Repurchase of Series A redeemable convertible preferred units	—	—	(1,000)
Proceeds from long-term debt	98,800	235,900	74,350
Payments of debt issue costs	(2,360)	(6,411)	(650)
Payments of long-term debt	(311,060)	(139,130)	(18,222)
Payments of contingent consideration	(6,262)	(2,300)	(19,093)
Net cash provided by financing activities	329,023	742,644	35,385
NET INCREASE IN CASH AND CASH EQUIVALENTS	193,294	25,068	23,743
Cash and Cash Equivalents - Beginning of period	18,829	—	3,481
CASH AND CASH EQUIVALENTS – END OF PERIOD	$212,123	$25,068	$27,224
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest and prepayment premium	$28,217	$8,555	$2,857
Cash paid for taxes	$908	$144	$25
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Unpaid deferred offering costs included in accounts payable and other accrued expenses	$—	$—	$—
Equipment financed through capital leases	$14	$7	$415
Contingent consideration incurred in acquisitions of businesses	$5,514	$4,226	$3,788
Acquisition of property and equipment included in liabilities	$8,936	$2,562	$2,718
Issuance of common units for convertible promissory note conversion	$—	$511	$—
Issuance of common units for acquisitions of businesses	$1,486	$4,500	$—

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO CENTER MARGIN

	Successor				Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	April 13 to September 30, 2020	January 1 to May 14, 2020
(in thousands)
(Loss) income from operations	$(124,668)	$2,691	$(172,594)	$2,795	$8,695
Adjusted for:
Depreciation and amortization	13,777	10,910	38,779	16,342	3,335
General and administrative expenses (1)	162,943	19,534	281,073	28,176	20,854
Center Margin	$52,052	$33,135	$147,258	$47,313	$32,884

(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Successor				Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	April 13 to September 30, 2020	January 1 to May 14, 2020
(in thousands)
Net loss	$(120,452)	$(3,294)	$(199,167)	$(7,636)	$(24,945)
Adjusted for:
Interest expense	3,503	6,421	35,309	11,983	3,020
Depreciation and amortization	13,777	10,910	38,779	16,342	3,335
Income tax benefit	(8,751)	(1,074)	(15,300)	(2,444)	(2,319)
Loss (gain) on remeasurement of contingent consideration	906	(89)	1,463	(38)	(322)
Stock and unit-based compensation	120,689	573	150,809	865	—
Management fees (1)	—	44	1,445	60	14
Loss on disposal of assets	—	—	—	6	—
Transaction costs (2)	126	683	3,656	864	33,247
Offering related costs (3)	—	—	8,747	—	—
Endowment to the LifeStance Health Foundation	—	—	10,000	—	—
Other expenses (4)	896	810	2,072	992	635
Adjusted EBITDA	$10,694	$14,984	$37,813	$20,994	$12,665

(1)
Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. The management services agreement terminated in connection with the IPO, and we were required to pay a one-time fee of $1.2 million to such parties.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and costs related to the TPG Acquisition. Of the transaction costs incurred in the period from January 1, 2020 to May 14, 2020 (Predecessor), $32.9 million relate to the TPG Acquisition.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration, former owner fees, and other are components of general and administrative expenses included in our consolidated statement of income/(loss) and comprehensive income/(loss). Impairment on loans is a component of center costs, excluding depreciation and amortization included in our consolidated statement of income/(loss) and comprehensive income/(loss).